                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          NETWORK EVENT THEATER, INC.,

                               COMMON PLACES, LLC,

                        YOUTHSTREAM MEDIA NETWORKS, INC.,

                                  NUNET, INC.,

                                 NUCOMMON, INC.,

                                HARLAN D. PELTZ ,

                                 BENJAMIN BASSI,

                                WILLIAM TOWNSEND

                                       AND

                                   MARK PALMER

                               Dated June 28, 1999

                          AGREEMENT AND PLAN OF MERGER

                               Dated June 28, 1999

            The parties to this agreement and plan of merger are Network Event Theater, Inc., a Delaware corporation ("Net"), Common Places, LLC, a Delaware limited liability company ("CP"), YouthStream Media Networks, Inc., a Delaware corporation ("New Parent"), Nunet, Inc., a Delaware corporation and a wholly-owned subsidiary of New Parent ("Transitory Net Sub"), Nucommon, Inc., a Delaware corporation and a wholly-owned subsidiary of New Parent ("Transitory CP Sub"), Harlan D. Peltz, Benjamin Bassi ("Bassi"), William Townsend and Mark Palmer.

            The parties agree as follows:

1. The Mergers

      1.1 The Mergers. Upon the terms of this agreement and subject to the provisions of the Delaware General Corporation Law (the "DGCL"), Transitory Net Sub shall be merged with and into Net (the "Net Merger") and Transitory CP Sub shall be merged with and into CP (the "CP Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in sections 6 and 7. Net shall be the surviving corporation in the Net Merger (the "Surviving Net Corporation"), and CP shall be the surviving limited liability company in the CP Merger (the "Surviving CP LLC").

      1.2 Consummation of the Mergers. Subject to the provisions of this agreement, the parties shall cause the Mergers to be consummated by filing with the secretary of state of the state of Delaware duly executed and verified certificates of merger, and shall take all other action required by law to effect the Mergers. The Net Merger and the CP Merger (collectively, the "Mergers") shall become effective simultaneously upon the later to occur of the two filings referred to in the preceding sentence. At the time the two Mergers become effective (the "Effective Time"), the separate corporate existence of each of Transitory Net Sub and Transitory CP Sub shall cease.

      1.3 Closing. Subject to earlier termination as provided in section 9, at 10:00 a.m., New York time, on the third business day following the satisfaction of the conditions set forth in sections 6.5 and 7.5 (or such other time as Net and CP may agree) and immediately prior to the filings referred to in section 1.2, a closing (the "Closing") shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York (or such other place as Net and CP may agree).

      1.4 Organizational Documents. The certificate of incorporation and by-laws of Net, as in effect on the date of this agreement, shall be the certificate of incorporation and by-laws, respectively, of the Surviving Net Corporation; the certificate of formation of CP, as in effect on the date of this agreement, and the amended and restated limited liability company agreement in the form of exhibit 1.4(a) to this agreement shall be the certificate of formation and limited liability company agreement, respectively, of the Surviving CP LLC; and the certificate of incorporation and by-laws of New Parent in effect as of the Effective Time shall be substantially in the form of exhibit 1.4(b) and (c), respectively. At the Effective Time, New Parent shall have entered into a rights agreement substantially in the form of exhibit 1.4(d).

      1.5 Directors, Officers and Managers. The persons to be named upon mutual agreement of Peltz and Bassi shall be the directors, officers and managers of the Surviving Net Corporation and the Surviving CP LLC until their respective successors are duly elected and qualified. The persons to be named upon mutual agreement of Peltz and Bassi shall be the directors and officers of New Parent as of the Effective Time.

      1.6 Conversions

            (a) At the Effective time, the shares of Net, the membership interests in CP, and the shares of Transitory Net Sub and of Transitory CP, shall be converted as follows:

                  (i) each share of common stock, $.01 par value, of Net ("Net Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of Net, all of which shall be cancelled) shall, by virtue of the Net Merger and without any action on the part of New Parent, Net, Transitory Net Sub or the holder, be converted into the right to receive one share of common stock, $.01 par value, of New Parent ("New Parent Common Stock");

                  (ii) each common unit of CP ("CP Common Unit") issued and outstanding immediately prior to the Effective Time (other than CP Common Units owned by Net, which shall remain unchanged by virtue of the CP Merger) shall, by virtue of the CP Merger and without any action on the part of New Parent, CP, Transitory CP Sub or the holder, be converted into the right to receive 0.89 shares of New Parent Common Stock; and

                  (iii) each share of common stock, $.01 par value, of each of Transitory Net Sub and Transitory CP Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of any person or entity, be converted into and become one share of Net Common Stock and one CP Common Unit, respectively.

            (b) All New Parent Common Stock issued in the Mergers will be duly authorized, validly issued, and fully paid and non-assessable, and shall be free and clear of all liens (other than any liens that may arise from any action of the shareholder to whom the shares are issued).

            (c) By virtue of the CP Merger and automatically without any further action, all CP Common Units held by Bassi that are unvested pursuant to section
3.3 of the Amended and Restated Limited Liability Company Agreement of CP dated March 10, 1999 (the "LLC Agreement") shall become fully vested and shall thereupon be converted into fully vested shares of New Parent Common Stock. By virtue of the CP Merger and automatically without any further action, certain of the CP Common Units held by Mark Palmer and William Townsend that are unvested pursuant to section 3.3 of the LLC Agreement shall become fully vested and shall thereupon be convert into fully vested shares of New Parent Common Stock and the balance of the CP Common Units held by Mark Palmer and William Townsend shall be converted into shares of New Parent Common Stock that are subject to vesting as set forth in Vesting Letters referred to in section 6.10.

            (d) The holders of shares of Net Common Stock and CP Common Units (other than CP Common Units owned by Net) immediately prior to the Effective Time shall cease to have any rights as stockholders of Net or members of CP, respectively, and their sole right shall be the right to receive the number of whole shares of New Parent Common Stock into which their shares of Net Common Stock or CP Common Units have been converted pursuant to section 1.6(a) and the right to receive the cash value of any fraction of a share of New Parent Common Stock pursuant to section 1.7(f).

            (e) The following provisions shall apply to outstanding options and warrants of Net and CP:

                  (i) At the Effective Time, each outstanding option or warrant to purchase shares of Net Common Stock (a "Net Stock Option") issued pursuant to Net's 1996 Stock Option Plan and 1997 Stock Option Plan (collectively, the "Net Stock Option Plan") or otherwise and each outstanding option to purchase CP Common Units (a "CP Membership Unit Option") issued pursuant to CP's 1999 Unit Plan (the "CP Plan"), as set forth in the Disclosure Letter, shall be assumed by New Parent and shall be deemed to constitute an option or warrant, as the case may be (an "option"), to acquire, on the same terms and conditions that were applicable to the Net Stock Option or CP Common Unit Option, as the case may be, the same number of shares of New Parent Common Stock as the holder of the Net Stock Option or CP Common Unit Option, as the case may be, would have been entitled to receive pursuant to section 1.6(a), had the holder exercised the option or warrant in full immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price under the Net Stock Option or CP Common Unit Option, as the case may be, divided by the number of full shares of New Parent Common Stock deemed to be purchasable pursuant to the option; provided, however, that (i) the number of shares of New Parent Common Stock that may be purchased under the option shall not include any fractional share, but shall be rounded to the next lower number of whole shares, and (ii) in the case of the Net Stock Options issued pursuant to the Net Stock Option Plan that are incentive stock options, the determination of the option price, the number of shares purchasable pursuant to the option and the terms and conditions of exercise of the option shall in all respects comply with section 424(a) of the Internal Revenue Code (the "Code").

                  (ii) As soon as practicable after the Effective Time, New Parent shall issue to the holders of Net Stock Options and CP Common Unit Options appropriate option agreements representing the right to acquire shares of New Parent Common Stock on the same terms and conditions as in the outstanding Net Stock Options and CP Common Unit Options, respectively, upon the surrender of the outstanding Net Stock Options and CP Common Unit Options, respectively.

                  (iii) New Parent shall take all necessary action to ensure that the New


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

Parent stock options that replace the Net Stock Options that qualified as "incentive stock options" pursuant to section 422 of the Code ("Incentive Options") continue to qualify as Incentive Options following the Mergers.

                  (iv) New Parent shall take all necessary action to reserve sufficient shares of New Parent Common Stock issuable upon exercise of the options referred to above.

                  (v) New Parent shall, as soon as practicable after the Effective Time, file a registration statement on Form S-8 with respect to the New Parent Common Stock issuable upon exercise of the options referred to above (to the extent Form S-8 may be utilized with respect thereto), and shall use all reasonable efforts to maintain the effectiveness of the registration statement (and maintain the current status of the prospectus included in the registration statement), as long as the options remain outstanding.

                  (vi) Nothing in this agreement shall prohibit the holder of any Net Stock Option or CP Membership Unit Option from exercising that option (to the extent the option is vested) prior to the Effective Time.

      1.7 Exchange of Certificates Representing New Parent Common Stock

            (a) As soon as practicable after the Effective Time, New Parent shall make available for exchange and conversion in accordance with this agreement, by making available to the Exchange Agent (as defined in section 1.7(b)) for the benefit of the stockholders of Net and the members of CP (other than Net), certificates representing the number of shares of New Parent Common Stock issuable in exchange for outstanding shares of Net Common Stock or CP Common Units, as the case may be, pursuant to section 1.6 (net of the aggregate number of fractional shares of New Parent Common Stock, in lieu of which cash shall be paid pursuant to section 1.7(f)). In addition, New Parent shall from time to time, upon the request of the Exchange Agent, make available to the Exchange Agent such cash as may be necessary to make the cash payments in respect of fractional shares of New Parent Common Stock, as provided in section 1.7(f).

            (b) As soon as practicable after the Effective Time, a bank or trust company selected by New Parent, acting as exchange agent to effect the issuance of certificates representing New Parent Common Stock pursuant to the Mergers (the "Exchange Agent"), shall mail to each holder of record (other than Net) of outstanding shares of Net Common Stock and outstanding CP Common Units (i) a form of letter of transmittal and (ii) instructions for use in obtaining certificates representing New Parent Common Stock in exchange for certificates representing shares of Net Common Stock and CP Common Units (the "Old Certificates"). Upon surrender to the Exchange Agent of the Old Certificates for cancellation, together with the letter of transmittal, duly executed, (i) each holder of the Old Certificates shall be entitled to receive in exchange therefor certificates representing that number of whole shares of New Parent Common Stock into which the shares of Net Common Stock or CP Common Units, as the case may be, shall have been converted pursuant to section 1.6(a) and a check for the amount payable in lieu of any fractional shares pursuant to section 1.7(f), and
(ii) the Old Certificates so surrendered shall be cancelled.

            (c) No dividends or other distributions declared with respect to New Parent Common Stock and payable to the holders of New Parent Common Stock after the Effective Time shall be paid to the holders of Net Common Stock or CP Common Units (other than Net), until the holders shall have executed and delivered the letters of transmittal referred to above and shall have surrendered the Old Certificates. Subject to the effect, if any, of applicable escheat laws, after the subsequent execution and delivery of the letters of transmittal and surrender and exchange of Old Certificates, the holders of shares of New Parent Common Stock into which the shares of Net Common Stock or CP Common Units shall have been converted shall be entitled to receive any such dividends or other distributions, without any interest, that theretofore became payable with respect to those shares of New Parent Common Stock. Any certificates representing shares of New Parent Common Stock delivered to the Exchange Agent and not issued and delivered pursuant to this section 1.8 within six months after the Effective Time shall be returned by the Exchange Agent to New Parent, which shall thereafter act as Exchange Agent, subject to the rights under this agreement of former holders of shares of Net Common Stock and CP Common Units.

            (d) If any certificate representing shares of New Parent Common Stock is to be issued in a name other than that in which a surrendered Old Certificate is registered, it shall be a condition of the issuance that the Old Certificate so surrendered shall be properly endorsed and the signature on the Old Certificate properly guaranteed and otherwise in proper form for transfer, and that the person requesting the exchange shall pay the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of New Parent Common Stock in any name other than that of the registered holder of the surrendered Old Certificate, or otherwise required, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            (e) After the Effective Time, there shall be no further registration of transfers of the shares of Net Common Stock or CP Common Units (other than CP Common Units owned by Net) that were outstanding immediately prior to the Effective Time.

            (f) No certificates or scrip representing fractional shares of New Parent Common Stock shall be issued under this agreement, no dividend or other distribution by New Parent shall relate to any fractional share and such fractional share interests shall not entitle the owner to vote or to any rights of a stockholder of New Parent. In lieu of any fractional share a former holder of Net Common Stock or CP Common Units otherwise would be entitled to receive under this agreement, the Exchange Agent shall, upon execution and delivery of a letter of transmittal and surrender of an Old Certificate, pay the former holder an amount of cash (without interest) equal to that fraction multiplied by the closing price of a share of Net Common Stock on the NASDAQ National Market ("NASDAQ") or any comparable system, or, if the closing price of Net Common Stock is not available from NASDAQ or a comparable system, the average of the highest reported bid and lowest reported asked prices of Net Common Stock, as furnished by NASDAQ or a comparable system, in each case on the day prior to the day of conversion (or, if that day is not a trading day on NASDAQ, on the next preceding day on which NASDAQ was open for business). If more than one Old Certificate is surrendered for exchange at any one time by the same holder, the number of shares of New Parent Common Stock shall be computed on the basis of the aggregate number of such shares so surrendered.

      1.8 Adjustments. If, between the date of this agreement and the Effective Time, the outstanding shares of Net Common Stock or CP Common Units shall have been changed into a different number or class by reason of any reclassification, recapitalization, split-up, combination, exchange or readjustment, or a dividend or distribution having a comparable effect shall be declared with a record date within that period, the number of shares of New Parent Common Stock to be issued and delivered in exchange for each outstanding CP Common Unit as provided in this agreement shall be correspondingly adjusted.

      1.9 New Parent Stock Option Plan. Prior to the Effective Time, New Parent shall adopt an employee stock option plan in the form of exhibit 1.9 covering a maximum of 1,000,000 shares of New Parent (in addition to shares, if any, issuable upon exercise of options referred to in section 1.6(e)). The plan shall provide that options may be granted by a committee of the board of directors that meets the requirements of Rule 16b-3(d)(1) under the Securities Exchange Act of 1934.

2. Representations and Warranties of Net. Net represents and warrants to CP as follows:

      2.1 Organization and Qualification. Each of Net and its subsidiaries (other than CP) (collectively, the "Net Companies") and each of New Parent, Transitory Net Sub and Transitory CP Sub (collectively, the "New Parent Companies") is a validly existing corporation in good standing under the law of the state of Delaware, with the corporate power and authority to own its properties and conduct its business as now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined in section 10.11). A list of Net's subsidiaries and their respective jurisdictions of incorporation is set forth in the disclosure letter dated this date, which sets forth certain matters referred to in this agreement and has been delivered by the parties to this agreement to each other prior to the execution of this agreement (the "Disclosure Letter").

      2.2 Capitalization

            (a) The authorized capital stock of Net consists of 32,000,000 shares of Net Common Stock and 1,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). As of the close of business on June 23, 1999, 14,896,749 shares of Net Common were issued and outstanding; no shares of Preferred Stock were issued or outstanding; no shares of Net Common Stock were held in Net's treasury; and there were outstanding Net Stock Options to purchase an aggregate of 839,767 shares of Net Common Stock under the Net Stock Option Plan and other options and warrants to purchase an aggregate of 1,451,180 shares of Net Common Stock under option and warrant agreements referred to in section 2.2(a) of the Disclosure Letter. Since June 23, 1999, the Company has not (i) issued any shares of Net Common Stock, other than upon the exercise of Net Stock Options or warrants then outstanding, (ii) granted any options, warrants or other rights to purchase shares of Net Common Stock (under the Net Stock Option Plan or otherwise) or (iii) split, combined or reclassified any of its shares of capital stock. All the outstanding shares of Net Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 2.2 or in section 2.2(a) of the Disclosure Letter, there are no outstanding (i) shares of capital stock or other voting securities of Net, (ii) securities of Net convertible into or exchangeable for shares of capital stock or voting securities of Net or (iii) options, warrants, rights or other agreements or commitments to acquire from Net, or obligations of Net to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Net, or obligations of Net to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "Net Securities"). Except as set forth in section 2.2(a) of the Disclosure Letter, there are no outstanding obligations of Net or any subsidiary of Net to repurchase, redeem or otherwise acquire any Net Securities, and there are no other outstanding stock related awards. Except as set forth in section 2.2(a) of the Disclosure Letter, there are no voting trusts or other agreements or understandings to which Net or any of its subsidiaries is a party with respect to the voting of capital stock of Net or any of its subsidiaries. It is understood and agreed that, when reference is made in this agreement to a subsidiary or subsidiaries of Net, the term does not include CP.

            (b) Except as set forth in section 2.2(b) of the Disclosure Letter, Net is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge, restriction (voting, transfer or otherwise), charge, security interest or encumbrance (a "Lien"), and there are no irrevocable proxies with respect to any such shares. Except as set forth in section 2.2(b) of the Disclosure Letter, there are no outstanding (i) securities of Net or any subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any subsidiary, or
(ii) options, warrants or other rights to acquire from Net or any of its subsidiaries, or other obligations of Net or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its subsidiaries, or other obligations of Net or any of its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i) and (ii), collectively, the "Subsidiary Securities"). Except as set forth in section 2.2(b) of the Disclosure Letter, there are no outstanding obligations of Net or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

            (c) The authorized capital stock of each of the New Parent Companies is as set forth in section 2.2(c) of the Disclosure Letter. As of the date of this agreement, the issued and outstanding shares of capital stock of each of the New Parent Companies, and the record owners of such shares, are as set forth in section 2.2(c) of the Disclosure Letter. There are no outstanding (i) shares of capital stock or other voting securities of any of the New Parent Companies,
(ii) securities of any of the New Parent Companies convertible into or exchangeable for shares of capital stock or voting securities of any of the New Parent Companies or (iii) options, warrants, rights or other agreements or commitments to acquire from any of the New Parent Companies, or obligations of any of the New Parent Companies to issue, and capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any of the New Parent

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Companies, or obligations of any of the New Parent Companies to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "New Parent Securities"). Except as contemplated by this agreement or the Stockholders Agreement and Voting Trust Agreement (as defined in section 6.10), (i) there are no outstanding obligations of any of the New Parent Companies to repurchase, redeem or otherwise acquire any New Parent Company Securities and there are no other outstanding stock related awards, and (ii) there are no voting trusts or other agreements or understandings to which any of the New Parent Companies is a party with respect to the voting of capital stock of any of the New Parent Companies. Except for a nominal amount of assets and except for liabilities and obligations contemplated by this agreement, none of the New Parent Companies has any assets, liabilities or obligations of any kind. Each of the New Parent Companies was formed solely for the purpose of engaging in the transactions contemplated by this agreement, and has not engaged in any business activities or conducted any operations, other than in connection with the transactions contemplated by this agreement.

      2.3 Authority for this Agreement. Each of Net and the New Parent Companies has the requisite corporate power and authority to execute and deliver this agreement and the other agreements to be executed and delivered by it pursuant to this agreement (collectively, the "Agreements") and to consummate the transactions contemplated by the Agreements. No other corporate proceedings on the part of Net or any of the New Parent Companies are necessary to authorize the Agreements or to consummate the transactions so contemplated (other than the approval and adoption of the agreement merger (within the meaning of section 251 of the DGCL) in this agreement by the board of directors and the holders of a majority of the shares of Net Common Stock prior to the consummation of the Net Merger). This agreement has been duly and validly executed and delivered by each of Net and the New Parent Companies and, when the other Agreements are executed and delivered by the parties to them and assuming each Agreement constitutes the valid and binding obligation of each of the parties to them (other than Net and the New Parent Companies), subject to approval by Net's board of directors and stockholders of this agreement and the transactions contemplated by it, each Agreement constitutes or will constitute a valid and binding agreement of each of Net and the New Parent Companies that is a party to it, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

      2.4 Absence of Certain Changes. Except as disclosed in the SEC Reports (as defined in section 2.5) or in section 2.4 of the Disclosure Letter, since March 31, 1999: (a) Net and its subsidiaries have not suffered any Material Adverse Effect, (b) Net and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of Net Common Stock or any repurchase, redemption or other acquisition by Net or any of its subsidiaries of any outstanding shares of capital stock or other securities in, or other ownership interests in, Net or any of its subsidiaries; (ii) any entry into any written employment agreement (other than the agreements that are to be entered into at the Closing with the 6.10 Individuals (as defined in section 6.10)) with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment pursuant to arrangements set forth in section 2.4 of the Disclosure Letter) of compensation payable or to become payable by Net or any of its subsidiaries to, their respective directors or officers; (iii) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except increases occurring in the ordinary course of business or as required by law or as necessary to maintain tax-qualified status; or (iv) any action by Net that, if taken after the date of this agreement, would constitute a breach of section 4.1.

      2.5 Reports

            (a) Net has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it pursuant to applicable law, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules under the Exchange Act. None of the filings by Net with the SEC (the "SEC Reports"), including, without limitation, any financial statements or schedules included or incorporated by reference in the SEC Reports, at the time filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Net is in compliance in all material respects with all reporting and filing requirements of the Exchange Act.

            (b) The consolidated financial statements of Net included (or incorporated by reference) in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the consolidated financial position of Net as of their respective dates, and the consolidated results of operations and changes in financial condition and cash flows for the periods presented, subject, in the case of the unaudited interim financial statements, to normal, recurring, year-end adjustments. The consolidated balance sheet of Net as of March 31, 1999 and the notes thereto included in the SEC Reports reflect all liabilities required by generally accepted accounting principles applied on a consistent basis to be reflected therein.

      2.6 Consents and Approvals; No Violation. Neither the execution and delivery of the Agreements by Net or any of the New Parent Companies nor the consummation of the transactions contemplated by the Agreements will, except as disclosed in section 2.6 of the Disclosure Letter, (a) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws (or other similar governing documents) of Net, any of its subsidiaries or any of the New Parent Companies; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act or the Securities Act of 1933 (the "Securities Act"), (ii) the filing of certificates of merger pursuant to the DGCL or (iii) any applicable filings under state securities, or "Blue Sky", laws; (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which Net, any of its subsidiaries or any of the New Parent Companies is a party or by which any of them or any of their assets may be bound; or (d) violate in any material respect any material order, writ, injunction, decree, statute, rule or regulation applicable to Net, any of its subsidiaries or any of the New Parent Companies or by which any material portion of their assets are bound.

      2.7 Litigation, etc. Except as set forth in section 2.7 of the Disclosure Letter or as disclosed in the SEC Reports, there is no claim, action, proceeding or governmental investigation pending or, to the knowledge of Net, threatened against Net or any of its subsidiaries before any court or governmental or regulatory authority that, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) has had or could reasonably be expected to have a material adverse effect on the ability of Net or any of the New Parent Companies to consummate the transactions contemplated by this agreement or in any manner challenges or seeks to prevent, enjoin or delay the Mergers.

      2.8 Compliance with Law. Except as set forth in section 2.8 of the Disclosure Letter or in the SEC Reports, to the knowledge of Net, neither Net, nor any of its subsidiaries nor any of the New Parent Companies is in conflict with, or in default or violation of, any law, rule, or regulation (including, but not limited to, any applicable law, rule or regulation respecting employment and employment practices, terms and conditions of employment and wages and hours), or any order, judgment or decree applicable to it or by which any of its property or assets is bound or affected, except where such conflicts, defaults or violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      2.9 Required Vote of Net Stockholders. The only vote of the stockholders of Net required to approve and adopt the agreement of merger in this agreement and approve the Net Merger is the affirmative vote of the holders of not less than a majority of the outstanding shares of Net Common Stock. No other vote of the stockholders of Net is required by law, the certificate of incorporation or the by-laws of Net or otherwise to adopt the agreement of merger in this agreement and approve the Net Merger.

      2.10 Absence of Defaults. There are no material breaches or defaults under any material agreements to which Net is a party or by which Net is bound.

      2.11 Permits and Licenses. Net has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of its business, and all such Licenses are valid and in full force and effect, except where the failure to have such would not have a Material Adverse Effect. All Licenses held by Net that are material to its business are set forth in section 2.11 of the Disclosure Letter.

      2.12 Tax Matters. Except as set forth in section 2.12 of the Disclosure
Letter:

            (i) all returns and reports relating to Taxes required to be filed with respect to Net or any of its income, properties or operations have been duly filed in a timely manner (taking into account all extensions of due dates), and, to the knowledge of Net, all information in such returns, declarations and reports is true, correct and complete in all material respects;

            (ii) all Taxes attributable to Net that were shown to be due and payable on such returns and reports have been paid;

            (iii) there is no claim or assessment pending or, to the knowledge of Net, threatened against Net for any alleged material deficiency in Taxes attributable to Net; and

            (iv) Net has satisfied in all material respects for all periods all applicable withholding Tax requirements (including, without limitation, income, social security and employment tax withholding for all types of compensation).

      2.13 Certain Plans. Except as set forth in section 2.13 of the Disclosure Letter or pursuant to written agreements or plans in effect as of the date of this agreement that are disclosed elsewhere in the Disclosure Letter or have otherwise previously been disclosed to Bassi and CP, Net has no plans as of the date of this agreement to incur a material amount of additional indebtedness for borrowed money or to issue any equity securities.

      2.14 Representations and Warranties of CP. To the knowledge of Net, as of the date of this agreement none of the representations or warranties in section 3 is untrue or incorrect.

      2.15 Brokers. No broker, finder or other investment banker (other than Allen & Company Incorporated) is entitled to receive any brokerage, finder's or other fee or commission in connection with this agreement or the transactions contemplated by this agreement based upon agreements made by or on behalf of Net, any of its subsidiaries or any of the New Parent Companies.

3. Representations and Warranties of CP. CP represents and warrants to Net as follows:

      3.1 Organization and Qualification. CP is a validly existing limited liability company in good standing under the law of the state of Delaware, with all requisite limited liability company power and authority to own its properties and conduct its business as now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

      3.2 Capitalization. As of the close of business on June 23, 1999, 10,376,755 CP Common Units were issued and outstanding; and there were outstanding options to purchase an aggregate of 642,750 CP Common Units. Since June 23, 1999, CP has not (i) issued any CP Common Units, other than upon the exercise of CP Stock Options then outstanding, (ii) granted any options or rights to purchase CP Common Units (under CP's Stock Option Plan or otherwise) or (iii) split, combined or reclassified any CP Common Units. All the outstanding CP Common Units have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 3.2 or in section 3.2 of the Disclosure Letter, there are no outstanding (i) membership interests or voting securities of CP, (ii) securities of CP convertible into or exchangeable for membership interests or voting securities of CP or (iii) options, warrants, rights or other agreements or commitments to acquire from CP, or obligations of CP to issue, any membership interests, voting securities or securities convertible into or exchangeable for membership interests or voting securities of CP, or obligations of CP to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "CP Securities"). Except as set forth in section 3.2 of the Disclosure Letter, there are no outstanding obligations of CP to repurchase, redeem or otherwise acquire any CP Securities and there are no other outstanding equity related awards. Except as set forth in section 3.2 of the Disclosure Letter, there are no voting trusts or other agreements or understandings to which CP is a party with respect to the voting of capital stock of CP. CP does not own or have any liability or obligation to acquire any securities or other interest in any other business or entity.

      3.3 Authority for this Agreement. CP has the requisite limited liability company power and authority to execute and deliver this agreement and to consummate the transactions contemplated by this agreement. The execution and delivery of this agreement by CP and the consummation by CP of the transactions contemplated by this agreement have been duly and validly authorized and no other proceedings on the part of CP are necessary to authorize this agreement or to consummate the transactions so contemplated. This agreement has been duly and validly executed and delivered by CP and, assuming the representation and warranty in the last sentence of section 2.3 is true and correct and that this agreement constitutes the valid and binding obligation of Harlan D. Peltz, constitutes a valid and binding agreement of CP, enforceable against CP in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

      3.4 Absence of Certain Changes. Except as disclosed in section 3.4 of the Disclosure letter, since March 31, 1999: (a) CP has not suffered any Material Adverse Effect, (b) CP has conducted its business only in the ordinary course consistent with past practice and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of CP Common Units or any repurchase, redemption or other acquisition by CP of any outstanding CP Common Units or other securities in, or other ownership interests in, CP; (ii) any entry into any written employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment pursuant to arrangements set forth in section
3.4 of the Disclosure Letter) of compensation payable or to become payable by CP to, its managers or officers; (iii) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such managers, officers or key employees, except increases occurring in the ordinary course of business or as required by law or as necessary to maintain tax-qualified status; or (iv) any action by CP that, if taken after the date of this agreement, would constitute a breach of section 5.1.

      3.5 Financial Statements and other Information. The financial statements of CP listed in the Disclosure Letter, copies of which previously have been furnished to Net, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the financial position of CP as of their respective dates, and the results of operations and changes in financial condition and cash flows for the periods presented, subject, in the case of the unaudited interim financial statements, to normal, recurring, year-end adjustments. Such financial statements, and other information included in this section 3 and in the Disclosure Letter regarding CP [(including, without limitation, the private placement memorandum referred to in section 3.5 of the Disclosure Letter)], do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.6 Absence of Undisclosed Liabilities. As of the date of this agreement, CP does not have any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (a) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business (which, to the extent required by this agreement, are set forth in the Disclosure Letter), (b) accounts payable and accrued expenses incurred in the ordinary course of business and (c) the liabilities set forth in section 3.6 of the Disclosure Letter. CP does not know of any basis for the assertion against it of any other liability as of the date of this agreement.

      3.7 Consents and Approvals; No Violation. Neither the execution and delivery of this agreement by CP nor the consummation of the transactions contemplated by this agreement will, except as disclosed in section 3.7 of the Disclosure Letter, (a) conflict with or result in a breach of any provision of the certificate of formation or amended and restated limited liability company agreement of CP; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act or the Securities Act, (ii) the filing of a certificate of merger pursuant to the DGCL or (iii) any applicable filings under state securities, or "Blue Sky", laws; (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which CP is a party or by which CP or any of its assets may be bound; or (d) violate in any material respect any material order, writ, injunction, decree, statute, rule or regulation applicable to CP or by which any material portion of its assets are bound.

      3.8 Employee Benefit Matters

            (a) For purposes of this agreement, the term "Plan" refers to the following maintained on behalf of any employee of CP (whether current, former or retired), or their beneficiaries, by CP, or any entity that would be deemed a "single employer" with CP under section 414(b), (c), (m) or (o) of the Code or section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "ERISA Affiliate"): any "employee benefit plan" (within the meaning of section 3(3) of ERISA), or any other plan, program, agreement or commitment, an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan (other than a Net Plan). Section 3.8(a) of the Disclosure Letter lists each CP Plan.

            (b) Neither CP nor any of the ERISA Affiliates nor any of their respective predecessors has ever contributed to or contributes to, or otherwise participated in or participates in any "multiemployer plan" (within the meaning of section 4001(a)(3) of ERISA or section 414(f) of the Code), any single employer pension plan (within the meaning of section 4001(a)(15) of ERISA) that is subject to sections 4063 and 4064 of ERISA or any plan that is subject to Title IV of ERISA or section 412 of the Code.

            (c) CP, each ERISA Affiliate, each Plan and each "plan sponsor" (within the meaning of section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of section 3(1) of ERISA) has complied in all respects with the requirements of section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, except for a failure or failures to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (d) With respect to each Plan:

                  (i) each Plan intended to qualify under section 401(a) of the Code has been qualified since its inception and has received a determination letter from the Internal Revenue Service (the "IRS") to the effect that the Plan is qualified under section 401 of the Code and any trust maintained pursuant to the Plan is exempt from federal income taxation under section 501 of the Code and nothing has occurred that would cause the loss of such qualification or exemption or the imposition of any material penalty or tax liability upon CP; CP or an ERISA Affiliate, as the case may be, has applied, or prior to the end of the remedial amendment period will apply, for a determination letter from the IRS pursuant to Revenue Procedure 93-39, for each Plan intended to qualify under section 401(a) of the Code;

                  (ii) no event has occurred in connection with which CP or any ERISA Affiliate could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, including, without limitation, section 406, 409, 502(i) or 502(l) of ERISA, or section 4975 of the Code; and

                  (iii) each material Plan complies in all material respects with the applicable requirements of ERISA and the Code.

            (e) CP has furnished Net with respect to each Plan:

                  (i) a copy of each annual report, if required by ERISA to be prepared, with respect to the Plan, together with a copy of all financial statements for each Plan, if required by ERISA to be prepared;

                  (ii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to the Plan, and, unless the Plan is embodied entirely in an insurance policy to which CP is a party, a true and complete copy of the Plan; and

                  (iii) if the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest related financial statements, if any.

            (f) Except as set forth in section 3.8(f) of the Disclosure Letter, CP has not announced any plan or commitment to create any additional Plans or, except in the ordinary course of business in accordance with its customary practices or as required by law or as necessary to maintain tax-qualified status, to amend or modify any Plan.

            (g) Except as set forth in section 3.8(g) of the Disclosure Letter, CP is not a party to any collective bargaining agreement.

            (h) Except as in section 3.8(h) of the Disclosure Letter, the consummation of the transactions contemplated by this agreement will not give rise to any liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

            (i) Except as in section 3.8(i) of the Disclosure Letter, neither CP nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits (other than under section 4980B of the Code, the Federal Social Security Act or a plan qualified under section 401(a) of the Code) to any current or future retiree or terminated employee.

      3.9 Litigation, etc. Except as set forth in section 3.9 of the Disclosure Letter, there is no claim, action, proceeding or governmental investigation pending or, to the knowledge of CP, threatened against CP before any court or governmental or regulatory authority that, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) has had or could reasonably be expected to have a material adverse effect on the ability of CP to consummate the transactions contemplated by this agreement or in any manner challenges or seeks to prevent, enjoin or delay the Mergers.

      3.10 Tax Matters

            (a) CP is not an association taxable as a corporation for purposes of the Code.

            (b) Except as set forth in section 3.10(b) of the Disclosure Letter:

                  (i) all returns and reports relating to Taxes required to be filed with respect to CP or any of its income, properties or operations have been duly filed in a timely manner (taking into account all extensions of due dates), and, to the knowledge of CP, all information in such returns, declarations and reports is true, correct and complete in all material respects;

                  (ii) all Taxes attributable to CP that were shown to be due and payable on such returns and reports have been paid;

                  (iii) there is no claim or assessment pending or, to the knowledge of CP, threatened against CP for any alleged material deficiency in Taxes attributable to CP;

                  (iv) CP has satisfied in all material respects for all periods all applicable withholding Tax requirements (including, without limitation, income, social security and employment tax withholding for all types of compensation); and

                  (v) CP has furnished Net complete and accurate copies of all Tax returns, and all related amendments, filed by or on behalf of CP.

            (c) Except as set forth in section 3.10(c) of the Disclosure Letter, there are no agreements in effect to extend the period of limitations for the assessment or collection of any income, franchise or material other Tax for which CP may be liable.

      3.11 Compliance with Law. Except as set forth in section 3.11 of the Disclosure Letter, to the knowledge of CP, CP is not in conflict with, or in default or violation of, any law, rule or regulation (including, but not limited to, any applicable law, rule or regulation respecting employment and employment practices, terms and conditions of employment and wages and hours), or any order, judgment or decree applicable to CP or by which any property or asset of CP is bound or affected, except where such conflicts, defaults or violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.12 Contracts. Section 3.12 of the Disclosure Letter contains an accurate and complete list of: (a) all of CP's commitments and other agreements for the purchase of materials, supplies, equipment, and software, other than commitments and other agreements that were entered into in the ordinary course of business and involve an expenditure by CP of less than $25,000 for any one commitment or two or more related commitments; (b) all notes and agreements relating to any indebtedness of CP; (c) all leases or other rental agreements under which CP is either lessor or lessee; and (d) all of CP's other agreements, commitments and understandings (written or oral) that require payment by CP of more than $25,000 individually. True and complete copies of all written leases, commitments and other agreements referred to on in section 3.12 of the Disclosure Letter have been delivered or made available to NET. There are no material breaches or defaults by CP under any such agreements, and, to the knowledge of CP, there are no material breaches or defaults by the other party under any such agreements and all such agreements are in full force and effect and are binding obligations of the parties to such agreements.

      3.13 Title to Assets. Except as set forth in section 3.13 of the Disclosure Letter and except for the lien, if any, of current taxes not yet due and payable, CP has valid title, free and clear of any Lien, to all the assets, tangible and intangible, used in or needed to conduct CP's business, and those assets will be sufficient to enable it to continue after the Effective Time to operate all aspects of its business in the manner in which it has been operated.

      3.14 Related Party Transactions. Except as set forth in the LLC Agreement, CP does not owe any amount to, or have any contract with or commitment to, or use any property (real or personal) in its business owned or leased by, any of its members, or any manager, officer, employee, agent or representative of CP or any of their respective affiliates.

      3.15 Permits and Licenses. CP has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of its business, and all such Licenses are valid and in full force and effect, except where the failure to have such would not have a Material Adverse Effect. All Licenses held by CP that are material to its business are set forth in section 3.15 of the Disclosure Letter.

      3.16 Banks; Powers of Attorney. Section 3.16 of the Disclosure Letter sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which CP maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto, and (b) the names of all persons to whom CP has granted a power of attorney, together with a description thereof. CP has provided Net with true and complete copies of all bank statements received by it prior to the date of this agreement.

      3.17 Intangible Property. Section 3.17 of the Disclosure Letter sets forth a complete list of the trademarks, trade names, copyrights and logos used by CP. CP owns, free and clear of any Lien, each of those trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them), and they constitute all the trademarks, copyrights, trade names and logos necessary for the continued operation of CP's business in a manner consistent with past practice. CP is not infringing upon any trademark, trade name, copyright or other rights of any third party; no proceedings are pending or overtly threatened alleging any such infringement; and no claim has been received by CP alleging any such infringement. To the knowledge of CP, there is no violation by others of any right of CP with respect to any trademark, trade name or copyright.

      3.18 Software and Databases. CP owns or possesses adequate licenses or other rights to use all computer software used by it, except where the failure to have such would not be materially adverse. Any license of CP to use any software is valid and does not infringe the property rights of any third party. CP has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its lists.

      3.19 Insurance. Section 3.19 of the Disclosure Letter sets forth a complete list of all the insurance policies held by CP, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. True and complete copies of all those policies have been made available to Net.

      3.20 Brokers. No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this agreement or the transactions contemplated by this agreement based upon agreements made by or on behalf of CP.

4. Covenants of Net

      4.1 Regular Course of Business. Net shall, and shall cause each of its subsidiaries to, (a) conduct its business in the ordinary course, consistent with past practice; (b) use its best efforts to preserve all present relationships with persons having business dealings with it; and (c) use its best efforts to maintain, preserve and protect its assets and goodwill.

      4.2 Restricted Activities and Transactions. Net shall not, and shall not permit any of its subsidiaries or any of the New Parent Companies to, engage in any of the following activities or transactions without the consent of CP:

            (a) amend its certificate of incorporation or by-laws (true and correct copies of which have been furnished to CP);

            (b) except for issuances of stock pursuant to outstanding options or warrants that are listed in the Disclosure Letter or, in the case of Net, at a price (or having a conversion or exercise price) equal to or greater than the closing price per share of Net Common Stock on NASDAQ on the date of issuance, issue, sell or deliver, or agree to issue, sell or deliver, any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock, or grant or issue, or agree to grant or issue, any options, warrants, incentive awards or other rights to acquire any such securities;

            (c) sell or transfer, or agree to sell or transfer, a material amount of its assets, tangible or intangible, other than in the ordinary course of business;

            (d) except as contemplated by this agreement, merge or consolidate with any other entity, or acquire any stock, or, except in the ordinary course of business, any business, property or assets of any other person or entity, except, in the case of Net and its subsidiaries, where the consideration paid or received is not material to Net and its subsidiaries taken as a whole; or

            (e) take any other action that would cause any of Net's representations and warranties in this agreement not to be true and correct in all material respects on and as of the date of the Closing with the same force and effect as if made on and as of the date of the Closing.

      4.3 Dividends and Distributions. Net shall not declare or pay any dividend or make any distribution on or in respect of Net Common Stock, whether in cash, stock or property, or, directly or indirectly, redeem purchase or otherwise acquire any of its own stock or make any other distribution of its assets to the holders of Net Common Stock.

      4.4 Supplements to Schedules and Financial Statements. Net shall promptly deliver to CP any information concerning events subsequent to the date of this agreement necessary to supplement the representations and warranties of Net in this agreement in order that the information be kept current, complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not constitute a waiver by CP of any rights as a result of a misrepresentation or breach of warranty in section 2. Except as set forth in section 2.13 of the Disclosure Letter or pursuant to written agreements or plans in effect on the date of this agreement that are disclosed elsewhere in the Disclosure Letter or have otherwise previously been disclosed to Bassi and CP, prior to the Effective Time, Net shall not, without prior consultation with Bassi, incur a material amount of additional indebtedness for borrowed money or issue any equity securities.

      4.5 Confidentiality. In the event of termination of this agreement, Net shall return to CP all non-public documents, work papers and other material (including, to the extent practicable, all copies) obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement. Net shall use all reasonable efforts to keep confidential any information obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement, unless such information is readily ascertainable from public or published information or trade sources or is otherwise available to Net as a member of CP.

      4.6 Public Announcements. If the board of directors of Net approves this agreement and the transactions contemplated by it, Net shall promptly thereafter issue a press release in substantially the form of exhibit 4.6. Net shall not make, issue or release any other public announcement concerning the terms, conditions or status of the transactions contemplated by this agreement, without giving CP reasonable advance notice and making a good faith attempt to obtain the prior approval of CP with respect to the contents of such announcement, which approval shall not be unreasonably withheld or delayed.

      4.7 SEC Matters. Net shall use all reasonable efforts to cause the New Parent to prepare and file with the SEC, not later than July 30, 1999, a registration statement on Form S-4 under the Securities Act for the purpose of registering the shares of New Parent Stock to be issued pursuant to the Mergers (the "Registration Statement") and a proxy statement to be included therein and to be used in soliciting proxies of the Net stockholders with respect to the Mergers (the "Proxy Statement"). Net shall cause the information about itself, its subsidiaries and the New Parent Companies included in the Registration Statement and the Proxy Statement, at the respective times the Registration Statement is filed with the SEC and becomes effective, and the Proxy Statement is mailed to stockholders, not to contain any untrue statement of a material fact, or to omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, in the case of the Proxy

Statement or any amendment or supplement, at the time of the meeting of stockholders of Net referred to in section 4.8 and at the Effective Time, to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement is mailed. Net shall furnish to CP prior to filing with the SEC drafts of the Registration Statement and Proxy Statement, shall furnish copies of the Registration Statement and Prospectus to CP promptly after filing with the SEC, and shall use reasonable efforts to cause the Registration Statement to become effective at the earliest practicable date. Net shall use reasonable efforts to cause New Parent to comply with applicable state law in connection with Registration Statement,

      4.8 Stockholder Approval. Net shall use reasonable efforts to call a meeting of its stockholders in accordance with law as promptly as practicable and, in any event, no later than 30 days after the SEC declares the Registration Statement effective, for the purpose of voting upon the Net Merger and related matters and shall, through its board of directors, use all reasonable efforts to solicit the requisite vote of approval. The board of directors of Net shall recommend to the stockholders that they approve the proposed transactions.

      4.9 CP Employees. Net shall offer all the individuals employed by CP immediately before the Effective Time continued employment by CP immediately after the Effective Time at the same salary and with the same title and responsibilities as, and otherwise on terms that, taken as a whole, are no less favorable to them than, in effect immediately before the Effective Time.

      4.10 Further Assurances. Net shall (a) execute and deliver such instruments and take such other action as CP may reasonably request to carry out this agreement, (b) use all reasonable efforts to obtain the consents of all parties to all agreements and other documents necessary for the consummation of the transactions contemplated by this agreement and (c) use all reasonable efforts, including, without limitation, causing New Parent to execute and deliver the Agreements and other documents required by this agreement to be executed and delivered by it, so that the conditions to the obligations of CP in section 6 are satisfied. Prior to the Closing, Net shall provide CP with reasonable "due diligence" access to information regarding Net and its subsidiaries.

5. Covenants of CP

      5.1 Regular Course of Business. CP shall (a) conduct its business in the ordinary course, consistent with past practice; (b) use its best efforts to preserve all present relationships with persons having business dealings with it; and (c) use its best efforts to maintain, preserve and protect its assets and goodwill.

      5.2 Restricted Activities and Transactions. CP shall not engage in any of the following activities or transactions without the prior written approval of at least one Net representative on CP's board of managers:

            (a) amend its certificate of formation or amended and restated limited liability company agreement;

            (b) except for issuances of CP Common Units pursuant to outstanding options, issue, sell or deliver, or agree to issue, sell or deliver, any CP Common Units or any securities convertible into or exchangeable for CP Common Units, or grant or issue, or agree to grant or issue, any options, warrants, incentive awards or other rights to acquire any such securities;

            (c) borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), other than indebtedness for borrowed money incurred in the ordinary course of business pursuant to existing loan agreements or lines of credit and any other liability incurred in the ordinary course of business, or issue, sell or deliver, or agree to issue, sell or deliver, any bonds, debentures, notes or other debt securities;

            (d) sell, transfer or acquire, or agree to sell, transfer or acquire, any properties or assets, tangible or intangible, other than in the ordinary course of business and for consideration at least equal to the fair market value of the properties or assets transferred;

            (e) except as specifically permitted by this agreement, enter into any contract, agreement, lease or understanding, other than any contract, agreement, lease or understanding entered into in the ordinary course of business that is not material;

            (f) grant any increase in compensation or enter into any employment agreement, other than in the ordinary course consistent with past practice;

            (g) become liable for or make any material change in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement or other employee or executive benefit plan, payment or arrangement, except as required by law;

            (h) except as contemplated by this agreement, merge or consolidate with any other entity, or acquire stock or, except in the ordinary course of business, any business, property or assets of any other person or entity;

            (i) except as required by law or by subsequently promulgated generally accepted accounting principles, alter the manner of keeping its books, accounts or records, or alter the accounting practices reflected in such books, accounts or records; or

            (j) take any other action that would cause any of CP's representations and warranties in this agreement not to be true and correct in all material respects on and as of the date of the Closing with the same force and effect as if made on and as of the date of the Closing.

      5.3 Dividends and Distributions. CP shall not declare or pay any dividend or make any distribution on or in respect of CP Common Units, whether in cash, stock or property or, directly or indirectly, redeem, purchase or otherwise acquire any CP Common Units or make any other distribution of its assets to the holders of CP Common Units, except that, with the prior written approval of at least one Net representative on CP's board of directors, CP may redeem CP

Common Units of any employee whose employment is terminated.

      5.4 Access to Records and Properties; Opportunity to Ask Questions. CP shall make available for inspection by Net or its representatives, during normal business hours, the premises, corporate records, books of account, contracts and all other documents of CP reasonably requested by Net and its authorized employees, counsel and auditors in order to permit Net and such representatives to make a reasonable inspection and examination of the business and affairs of CP. CP shall cause its managerial employees, counsel and independent accountants to be available upon reasonable notice to answer questions of Net's representatives concerning the business and affairs of CP, and shall cause them to make available all relevant books and records in connection with such inspection and examination, provided that Net conducts these activities in a manner that does not unreasonably interfere with CP's business. Except with CP's consent, Net shall not contact CP's vendors or customers in connection with its activities under this section 5.4.

      5.5 Supplements to Written Disclosures and Financial Statements. CP shall promptly deliver to Net any information concerning events subsequent to the date of this agreement necessary to supplement the representations and warranties of CP in this agreement in order that the information be kept current, complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not constitute a waiver by Net of any rights as a result of a misrepresentation or breach of warranty in section 3.

      5.6 Confidentiality. In the event of termination of this agreement, CP shall return to Net all non-public documents, work papers and other material (including, to the extent practicable, all copies) obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement. CP shall use its best efforts to keep confidential and not use any information obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement, unless such information is readily ascertainable from public or published information or trade sources.

      5.7 Public Announcements. CP shall not make, issue or release any public announcement concerning the terms, conditions or status of the transactions contemplated by this agreement, without the prior approval of Net with respect to the contents of such announcement.

      5.8 SEC Matters. CP shall from time to time at Net's request promptly furnish Net with information about CP and its members that Net may reasonably request for inclusion in the Registration Statement or the Proxy Statement. CP shall cause the information about itself to be supplied to Net for inclusion in the Registration Statement and the Proxy Statement to be, at the respective times the Registration Statement is filed with the SEC and becomes effective, and the Proxy Statement is mailed to stockholders, not to contain any untrue statement of a material fact, or to omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading, or, in the case of the Proxy Statement or any amendment or supplement, at the time of the meeting of stockholders of Net referred to in section 4.8 and at the Effective Time, to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement is mailed.

      5.9 Further Assurances. CP shall (a) execute and deliver such instruments and take such other action as Net may reasonably request to carry out this agreement, (b) use all reasonable efforts to obtain the consents of all parties to all agreements and other documents necessary for the consummation of the transactions contemplated by this agreement and (c) use all reasonable efforts so that the conditions to the obligations of Net in section 7 are satisfied.

6. Conditions to the Obligations of Net. The obligation of Net to consummate the Mergers pursuant to this agreement is subject to the satisfaction (or waiver by Net) of each of the following conditions on or before the Closing:

      6.1 Representations and Warranties True as of Closing. The representations and warranties of CP in this agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, except for changes specifically permitted or contemplated by this agreement.

      6.2 Performance of Covenants. CP shall have performed and complied with each covenant and agreement required by this agreement to be performed or complied with by it prior to or at the Closing.

      6.3 Litigation. No injunction shall be threatened by a governmental agency to restrain, or shall be in effect restraining, the consummation of the Mergers or the transactions contemplated by this agreement.

      6.4 No Adverse Change. Since the date of this agreement, there shall have occurred no material adverse change in the financial condition, results of operations or business of CP taken as a whole.

      6.5 Board of Directors and Stockholder Approval. The board of directors of Net shall have approved this agreement and the transactions contemplated by it on or before June 30, 1999, and holders representing not less than a majority of the outstanding shares of Net Common Stock shall have adopted and approved this agreement on or before November 30, 1999.

      6.6 Consents and Approvals. All authorizations, consents, waivers, approvals or other action required to be obtained by CP in connection with the execution, delivery and performance of this agreement by CP and the consummation by CP of the transactions contemplated by this agreement, or required to prevent a conflict with, breach of, or default, right of termination or acceleration of performance under, any term of any lease, contract, note or other document or instrument to which it is a party or by which it is bound shall have been duly obtained, except where the failure to obtain such authorization, consent, waiver or approval would not have a material adverse effect on the business of CP taken as a whole, and shall be in form and substance reasonably satisfactory to counsel to Net, and copies shall have been delivered to Net.

      6.7 Certificates. CP shall have delivered to Net a certificate, dated the date of the

Closing, of its chief executive officer confirming satisfaction of the conditions set forth in sections 6.1, 6.2, 6.3, 6.4 and 6.6, and a certificate of a duly authorized officer of CP setting forth the resolutions of the board of managers and the approval of the members authorizing the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing.

      6.8 Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement to the stockholders of Net, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

      6.9 Opinion of Hutchins, Wheeler & Dittmar. CP shall have delivered to Net an opinion of Hutchins, Wheeler & Dittmar, dated the date of the Closing, to the effect that:

            (a) CP is a limited liability company validly existing and in good standing under the law of the state of Delaware and has the limited liability company power and authority to own and operate its properties and to carry on its business as being conducted;

            (b) CP has the limited liability company power and authority to execute, deliver and perform this agreement and to consummate the transactions contemplated by this agreement; all necessary limited liability company, manager, member and other action has been taken on the part of CP to authorize and approve this agreement and the transactions contemplated by this agreement; and this agreement has been duly executed and delivered by CP and is valid and binding on CP in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law); and

            (c) the execution, delivery and performance of this agreement by CP and the consummation by CP of the transactions contemplated by this agreement will not result in a breach or a violation by CP of, or constitute a default by CP under, the certificate of formation or amended and restated limited liability company agreement of CP or any judgment, decree, order, or governmental permit or license known to such counsel to which CP is a party or by which CP is bound.

      6.10 Other Agreements. Benjamin Bassi, William Townsend and Mark Palmer shall have executed and delivered a voting trust agreement, dated the date of the Closing, in the form of exhibit 6.10(a) (the "Voting Trust Agreement") and a stockholders agreement, dated the date of the Closing, in the form of exhibit 6.10(b) (the "Stockholders Agreement"), Benjamin Bassi shall have executed and delivered an employment agreement, dated the date of the Closing, in the form of exhibit 6.10(c) (the "Bassi Employment Agreement"), Benjamin Bassi, William Townsend, Mark Palmer and each of the other individuals named in section 6.10 of the Disclosure Letter shall have executed and delivered a letter, dated the date of the Closing, in the form of exhibit 6.10(d) (the "Vesting Letter") and the individuals to be mutually agreed upon by Peltz and Bassi (the "6.10 Individuals") shall have entered into employment agreements with Net or CP in such form as Peltz and Bassi mutually agree.

      6.11 Opinion of Investment Banker. Prior to the approval of this agreement by the board of directors of Net referred to in section 6.5, Allen & Company Incorporated shall have delivered its opinion to the board of directors of Net, in form reasonably satisfactory to Net, stating that, in its opinion, the terms of the Mergers are fair to the stockholders of Net from a financial point of view, and, not more than five business days prior to the approval of this agreement by the stockholders of Net referred to in section 6.5, Allen & Company Incorporated shall have reconfirmed that opinion.

7. Conditions to the Obligations of CP. The obligation of CP to consummate the Mergers pursuant to this agreement is subject to the satisfaction (or waiver by CP) of each of the following conditions on or before the Closing:

      7.1 Representations and Warranties True as of Closing. The representations and warranties of Net in this agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, except for changes specifically permitted or contemplated by this agreement.

      7.2 Performance of Covenants. Net shall have performed and complied in all material respects with each covenant and agreement required by this agreement to be performed or complied with by it prior to or at the of Closing.

      7.3 Litigation. No injunction shall be threatened by a governmental agency to restrain, or shall be in effect restraining, the consummation of the Mergers or the transactions contemplated by this agreement.

      7.4 No Adverse Change. Since the date of this agreement, there shall have occurred no material adverse change in the financial condition, results of operations or business of Net and its subsidiaries taken as a whole.

      7.5 Stockholder Approval. The board of directors of Net shall have approved this agreement and the transactions contemplated by it on or before June 30, 1999, and holders representing not less than a majority of the outstanding shares of Net Common Stock shall have adopted and approved this agreement on or before November 30, 1999.

      7.6 Consents and Approvals. All authorizations, consents, waivers, approvals or other action required to be obtained by Net in connection with the execution, delivery and performance of this agreement by Net and the consummation by Net of the transactions contemplated by this agreement, or required to prevent a conflict with, breach of, or default, right of termination or acceleration of performance under, any term of any lease, contract, note or other document or instrument to which it is a party or by which it is bound shall have been duly obtained, except where the failure to obtain such authorization, consent, waiver or approval would not have a material adverse effect on the business of Net and its subsidiaries taken as a whole, and shall be in form and substance reasonably satisfactory to counsel to CP, and copies shall have been delivered to CP.

      7.7 Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement to the stockholders of Net, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

      7.8 Certificates. Net shall have delivered to CP a certificate, dated the date of the Closing, of its chief executive officer confirming satisfaction of the conditions set forth in sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6 and 7.7, and a certificate of a duly authorized officer of Net setting forth the resolutions of the board of directors and stockholders of Net authorizing the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing.

      7.9 Opinion of Proskauer Rose LLP. Net shall have delivered to CP an opinion of Proskauer Rose LLP, dated the date of the Closing, to the effect that:

            (a) each of Net and the New Parent Companies is a corporation validly existing and in good standing under the law of the state of Delaware and has the corporate power and authority to own and operate its properties and to carry on its business as being conducted;

            (b) each of Net and the New Parent Companies has the corporate power and authority to execute, deliver and perform this agreement and to consummate the transactions contemplated by this agreement; all necessary corporate, stockholder and other action has been taken on the part of each of Net and the New Parent Companies to authorize and approve this agreement and the transactions contemplated by this agreement; and this agreement has been duly executed and delivered by each of Net and the New Parent Companies and is valid and binding on each of Net and the New Parent Companies in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law);

            (c) the execution, delivery and performance of this agreement by each Net and the New Parent Companies and the consummation by each of Net and the New Parent Companies of the transactions contemplated by this agreement will not result in a breach or a violation by any of them of, or constitute a default by any of them under, its certificate of incorporation or by-laws, or any judgment, decree, order, or governmental permit or license known to such counsel to which any of them is a party or by which any of them is bound;

            (d) New Parent has full legal power and authority to issue and deliver the shares of New Parent Common Stock in the manner contemplated by this agreement, and, upon the issuance of such shares in accordance with this agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable; and

            (e) the Registration Statement has become effective pursuant to the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the

Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

      7.10 Other Agreements. Harlan D. Peltz shall have executed and delivered the Voting Trust Agreement, the Stockholders Agreement and an employment agreement, dated the date of the Closing, in the form of exhibit 7.10(a) (the "Peltz Employment Agreement"); New Parent shall have (a) executed and delivered the Stockholders Agreement, the Bassi Employment Agreement, the Voting Letters and the Peltz Employment Agreement, and (b) adopted a stock option plan in the form of exhibit 1.9; and the 6.10 Individuals shall have entered into employment agreements with Net or CP in such form, if any, as Peltz and Bassi mutually agree.

      7.11 Opinion of Investment Bankers. The condition to the obligation of Net set forth in section 6.11 shall have been satisfied, and shall not have been waived by Net.

8. Indemnification and Other Agreements

      8.1 Indemnification

            (a) From and after the Effective Time, New Parent shall cause all rights to indemnification now existing in favor of the employees, agents, directors or officers of Net, Net's subsidiaries and CP as provided in their respective governing documents or otherwise in effect on the date of this agreement to survive the Mergers and to continue in full force and effect for a period of not fewer than six years from the Effective Time. New Parent shall cause to be maintained in effect for not fewer than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Net, Net's subsidiaries and CP (provided that New Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous to the beneficiaries) with respect to matters occurring prior to the Effective Time.

            (b) New Parent shall, in addition to any rights of the officers and directors existing and assumed in accordance with section 8.1(a) or otherwise, from and after the Effective Time, indemnify and hold harmless each person who at the date of this agreement serves as a director or officer of Net or CP (the "Indemnified Parties") against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement, as incurred, in connection with any claim, action, suit, proceeding or investigation that arises from actions taken or omission to act as officers or directors of Net or its subsidiaries or of CP by such Indemnified Parties prior to the Effective Time or that arises out of or pertains to any of the transactions contemplated by this agreement, and, in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them, and New Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (ii) New Parent shall use its best efforts to assist in the vigorous defense of any such matter; provided, that New Parent shall not be liable for any such settlement effected without its written consent, which consent shall not be unreasonably withheld. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

            (c) This section 8.1 shall survive the Closing, is intended to benefit Net, CP and each of the Indemnified Parties (each of whom shall be entitled to enforce this section 8 against New Parent Company), and shall be binding on all successors and assigns of New Parent.

      8.2 Agreements of Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer

            (a) At the Closing, (i) Harlan D. Peltz shall execute and deliver the Voting Trust Agreement, the Stockholders Agreement and the Peltz Employment Agreement, (ii) Benjamin Bassi shall execute and deliver the Voting Trust Agreement, the Stockholders Agreement, the Bassi Employment Agreement and a Vesting Letter, (iii) each of William Townsend and Mark Palmer shall execute and deliver the Voting Trust Agreement, the Stockholders Agreement and a Vesting Letter and (iv) Bassi shall use his best efforts to cause each of the individuals named in section 6.10 of the Disclosure Letter to execute and deliver a Vesting Letter.

            (b) Each of Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer (i) shall vote all the shares of Net Common Stock in respect of which he has, or hereafter acquires, voting control to be voted in favor of the Mergers at the stockholders meeting referred to in section 4.8 and against any other transaction or proposal that might conflict with the consummation of the Mergers, and (ii) neither Harlan D. Peltz, Benjamin Bassi, William Townsend nor Mark Palmer shall at any time prior to the date of that stockholders meeting (or termination of this agreement pursuant to section 9) purchase, sell, exchange or otherwise dispose of or encumber, any shares of Net Common Stock or CP Common Units, or subject to any voting agreement or other restriction or agreement any shares of Net Common Stock or any CP Common Units in respect of which he has voting control on the date of this agreement.

            (c)(i) Neither Harlan D. Peltz, Benjamin Bassi, William Townsend nor Mark Palmer may at any time after the Effective Time disclose to anyone (except in connection with the performance of services for, or otherwise on behalf of, New Parent or any of its subsidiaries) or use in competition with New Parent or any of its subsidiaries any confidential information or trade secrets with respect to the business of New Parent or any of its subsidiaries; provided, however, any such individual may disclose confidential information or trade secrets to the extent required by applicable law.

                  (ii) Neither Harlan D. Peltz, Benjamin Bassi, William Townsend nor Mark Palmer may, as long as he is an employee or stockholder of New Parent or any of its subsidiaries and for a period of one year thereafter, directly or indirectly, solicit for employment or hire any person who, during the 12-month period preceding the date of solicitation or hiring, was an employee of New Parent or any of its subsidiaries.

                  (iii) Neither Harlan D. Peltz, Benjamin Bassi, William Townsend nor Mark Palmer may, as long as he is an employee or stockholder of New Parent or any of its subsidiaries and for a period of 18 months thereafter, except through New Parent or any of its subsidiaries, directly or indirectly, engage or be interested in the business of developing and operating an Internet portal targeted primarily to individuals between the ages of 16 and 25, any business directly competitive with any business resulting from an expansion of the Internet portal business of New Parent or any of its subsidiaries into other Internet businesses or any other business New Parent or any of its subsidiaries is then engaged in (any such business, a "Restricted Business"); provided, however, that nothing in this paragraph shall limit the right of any such individual to be employed by a media company whose businesses include a Restricted Business, as long as he does not provide any services to that Restricted Business. For this purpose, a person shall be deemed to be directly or indirectly engaged or interested in a business or entity, if he is engaged or interested in that business or entity as a stockholder, member, partner, individual proprietor, director, officer, employee, agent, lender, consultant or otherwise, but not if his interest is limited solely to the ownership of 5% or less of any class of the equity or debt securities of a corporation as to which he has only a passive role.

                  (iv) Each of Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer acknowledges that the remedy at law for breach of the provisions of this section 8.2(c) will be inadequate and that, in addition to any other remedy New Parent or any of its subsidiaries may have, it will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages or economic loss.

                  (v) Notwithstanding anything to the contrary in this section 8.2(c), if Bassi's employment is terminated pursuant to section 6.2 of the Bassi Employment Agreement and New Parent does not exercise the option referred to in section 6.3 of the Bassi Employment Agreement, Bassi shall not be bound by the provisions of this section 8.2(c) after such termination of employment.

      8.3 Tax Matters. The parties intend that the Net Merger and the CP Merger will be treated for federal income tax purposes as the transfer by the holders of the shares of Net Common Stock of those shares, and the transfer by the holders of the CP Common Units (other than Net) of those units, respectively, to New Parent in exchange for shares of New Parent Common Stock, in which exchanges no gain or loss will be recognized pursuant to section 351(a) of the Code. The parties shall prepare all tax returns in a manner consistent with the immediately preceding sentence and not take any position inconsistent therewith.

9. Termination, Amendment and Waiver

      9.1 Termination. This agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Net:

            (a) by mutual consent of the board of directors of Net, the board of managers of CP and Bassi;

            (b) by Net, CP or Bassi, if, without fault of the terminating party, the Mergers shall not have been consummated on or before November 30, 1999, which date may be extended by mutual agreement of the board of directors of Net and the board of managers of CP.

            (c) by CP and Bassi, if any event shall have occurred that renders any condition set forth in section 7 incapable of fulfillment and such condition is not waived by CP and Bassi;

            (d) by Net, if any event shall have occurred that renders any condition set forth in section 6 incapable of fulfillment and such condition is not waived by Net;

            (e) by Net, CP or Bassi, if (i) New Parent's Registration Statement has not been filed on or before August 31, 1999, (ii) this agreement shall not have been submitted for approval to Net's stockholders on or before November 30, 1999, or (iii) this agreement shall have been submitted for approval to Net's stockholders and such stockholders shall have failed to grant such approval; or

            (f) by Net, if there has been any material adverse change in the business, condition (financial or otherwise) or operation of CP, or by CP or Bassi, if there has been any material adverse change in the business, condition (financial or otherwise) or operation of Net, in each case since the date of this agreement.

            In the event of termination or abandonment of the Mergers pursuant to this section 9.1, written notice of termination shall promptly be given to each other party to this agreement.

      9.2 Effect of Termination. The termination of this agreement under section
9.1 shall not relieve any party of any liability for breach of this agreement prior to the date of termination; provided, however, that, notwithstanding anything to the contrary in this agreement, no party to this agreement shall have any liability under this agreement for misrepresentation or breach of warranty, and the termination of this agreement pursuant to this section 9 shall be the sole and exclusive remedy of the parties under this agreement for any misrepresentation or breach of warranty.

      9.3 Amendment; Action by CP.

            (a) This agreement may be amended by the parties by action taken by their respective boards of directors or board of managers, as the case may be, at any time before or after approval by the stockholders of Net, but, after any such approval, no amendment shall be made that changes the ratio at which CP Common Units are to be converted into shares of New Parent Common Stock pursuant to this agreement or in any way materially and adversely affects the rights of such stockholders, without the further approval of such stockholders. This agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

            (b) Any action, waiver, consent or approval of CP under this agreement and any amendment of this agreement shall be taken, given or made, only if a majority of CP's board of managers, which majority must include Bassi, has approved of that action, waiver, consent, approval or amendment.

      9.4 Waiver. Any term or provision of this agreement (other than the requirement for stockholder approval) may be waived in writing at any time by the party that is entitled to the benefits of that term or provision.

10. Miscellaneous

      10.1 The representations and warranties in sections 2 and 3 shall not survive beyond the Effective Time.

      10.2 The parties agree that irreparable damage would occur in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that they shall be entitled to an injunction to prevent breaches of this agreement and to enforce specifically the terms and provisions of this agreement in any federal or state court located in the Borough of Manhattan in the city of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

      10.3 Each of the parties shall bear its own expenses in connection with the transactions contemplated by this agreement, and no party shall have any liability to the others with respect to those expenses.

      10.4 The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect, unless the invalidity or unenforceability of such provision would (a) result in such a material change to this agreement as to be unreasonable, or (b) materially or adversely frustrate the obligations of the parties in this agreement as originally written.

      10.5 All notices, requests, claims, demands and other communications under this agreement shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

            if to Net, a Net Parent Company or Harlan D. Peltz, to it or him at:

            c/o Network Event Theater, Inc.
            529 Fifth Avenue, 7th Floor
            New York, New York 10017
            Attention: Bruce L. Resnik, Executive Vice President and Chief
                       Financial Officer
            Fax No.: (212) 622-7370

            with a copy to:

            Proskauer Rose LLP
            1585 Broadway
            New York, New York 10036
            Attention: Bertram A. Abrams, Esq.
            Fax No.: (212) 969-2900

            if to CP, to it at:

            810 Memorial Drive
            Cambridge, Massachusetts  02139
            Fax No.: (617) 349-0791

            if to Bassi, to him at:
            24 Coventry Road
            Atkinson, N.H. 03811
            Fax No.: 617-349-0791

            if to William Townsend, to him at:
            7 Wingreen Loop
            Austin, Texas 78738
            Fax No.: 617-349-0791

            if to Mark Palmer, to him at:
            80 Patton Lane
            North Andover, MA 01845
            Fax No.: 617-349-0791
            with a copy to:

            Hutchins, Wheeler & Dittmar
            101 Federal Street
            Boston, Massachusetts 02110
            Attention: Jonathan R. Karis, Esq.
            Fax No.: (617) 951-1295

or to such other address as the person or entity to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt of notice of the change).

      10.6 This agreement shall be governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under principles of conflicts of laws applicable to this agreement, except that the provisions of this agreement subject to the DGCL shall be governed by and construed in accordance with the DGCL.

      10.7 The headings in this agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

      10.8 This agreement shall be binding upon and inure solely to the benefit of each party to this agreement, and nothing in this agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this agreement, except for section 8.1 (which is intended to be for the benefit of the persons referred to in that section, and may be enforced by such persons).

      10.9 This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      10.10 Certain Definitions

            (a) "Material Adverse Effect" means any adverse change in the business or financial condition of a company or its subsidiaries that is material to that company and its subsidiaries taken as a whole.

            (b) A "subsidiary" of any entity is another entity a majority of the outstanding voting securities of which are beneficially owned by the first entity.

            (c) "Tax" means all taxes or similar governmental charges, duties, imposts or levies (including, without limitation, income taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes, customs duties or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by any country, any state, county, provincial or local government or any subdivision or agency of any of the foregoing.

      10.11 Entire Agreement. This agreement and the Disclosure Letter and exhibits to this agreement constitute the entire agreement among the parties with respect to their subject matter and supersede all prior agreements and understandings, both written and oral, among the parties with respect to that subject matter.


                                    NETWORK EVENT THEATER, INC.

                                    By: /s/ Harlan D. Peltz
                                    ----------------------------------------
                                            Harlan D. Peltz


                                    COMMON PLACES, LLC

                                    By: /s/ Benjamin Bassi
                                    ----------------------------------------
                                            Benjamin Bassi


                                    YOUTHSTREAM MEDIA NETWORKS, INC.

                                    By: /s/ Edward W. Kerson
                                    ----------------------------------------
                                            Edward W. Kerson


                                    NUNET, INC.

                                    By: /s/ Edward W. Kerson
                                    ----------------------------------------
                                            Edward W. Kerson


                                    NUCOMMON, INC.

                                    By: /s/ Edward W. Kerson
                                    ----------------------------------------
                                            Edward W. Kerson

                                    /s/ Harlan D. Peltz
                                    ----------------------------------------
                                        Harlan D. Peltz, Individually

                                    /s/ Benjamin Bassi
                                    ----------------------------------------
                                        Benjamin Bassi, Individually

                                    /s/ William Townsend
                                    ----------------------------------------
                                        William Townsend, Individually

                                    /s/ Mark Palmer
                                    ----------------------------------------
                                        Mark Palmer, Individually

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

1.    The Mergers............................................................1
      1.1   The Mergers......................................................1
      1.2   Consummation of the Mergers......................................1
      1.3   Closing..........................................................1
      1.4   Organizational Documents.........................................1
      1.5   Directors, Officers and Managers.................................2
      1.6   Conversions......................................................2
      1.7   Exchange of Certificates Representing New Parent Common Stock....4
      1.8   Adjustments......................................................6
      1.9   New Parent Stock Option Plan.....................................6

2.    Representations and Warranties of Net..................................6
      2.1   Organization and Qualification...................................6
      2.2   Capitalization...................................................6
      2.3   Authority for this Agreement.....................................8
      2.4   Absence of Certain Changes.......................................8
      2.5   Reports..........................................................9
      2.6   Consents and Approvals; No Violation.............................9
      2.7   Litigation, etc.................................................10
      2.8   Compliance with Law.............................................10
      2.9   Required Vote of Net Stockholders...............................10
      2.10  Absence of Defaults.............................................10
      2.11  Permits and Licenses............................................10
      2.12  Tax Matters.....................................................11
      2.13  Certain Plans...................................................11
      2.14  Representations and Warranties of CP............................11
      2.15  Brokers.........................................................11

3.    Representations and Warranties of CP..................................11
      3.1   Organization and Qualification..................................11
      3.2   Capitalization..................................................11
      3.3   Authority for this Agreement....................................12
      3.4   Absence of Certain Changes......................................12
      3.5   Financial Statements and other Information......................13
      3.6   Absence of Undisclosed Liabilities..............................13
      3.7   Consents and Approvals; No Violation............................13
      3.8   Employee Benefit Matters........................................14
      3.9   Litigation, etc.................................................15
      3.10  Tax Matters.....................................................16
      3.11  Compliance with Law.............................................16
      3.12  Contracts.......................................................16
      3.13  Title to Assets.................................................17
      3.14  Related Party Transactions......................................17
      3.15  Permits and Licenses............................................17
      3.16  Banks; Powers of Attorney.......................................17

      3.18  Software and Databases..........................................18
      3.19  Insurance.......................................................18
      3.20  Brokers.........................................................18

4.    Covenants of Net......................................................18
      4.1   Regular Course of Business......................................18
      4.2   Restricted Activities and Transactions..........................18
      4.3   Dividends and Distributions.....................................19
      4.4   Supplements to Schedules and Financial Statements...............19
      4.5   Confidentiality.................................................19
      4.6   Public Announcements............................................19
      4.7   SEC Matters.....................................................19
      4.8   Stockholder Approval............................................20
      4.9   CP Employees....................................................20
      4.10  Further Assurances..............................................20

5.    Covenants of CP.......................................................20
      5.1   Regular Course of Business......................................20
      5.2   Restricted Activities and Transactions..........................21
      5.3   Dividends and Distributions.....................................22
      5.4   Access to Records and Properties; Opportunity to Ask Questions..22
      5.5   Supplements to Written Disclosures and Financial Statements.....22
      5.6   Confidentiality.................................................22
      5.7   Public Announcements............................................22
      5.8   SEC Matters.....................................................22
      5.9   Further Assurances..............................................23

6.    Conditions to the Obligations of Net..................................23
      6.1   Representations and Warranties True as of Closing...............23
      6.2   Performance of Covenants........................................23
      6.3   Litigation......................................................23
      6.4   No Adverse Change...............................................23
      6.5   Board of Directors and Stockholder Approval.....................23
      6.6   Consents and Approvals..........................................24
      6.7   Certificates....................................................24
      6.8   Registration Statement Effective................................24
      6.9   Opinion of Hutchins, Wheeler & Dittmar..........................24
      6.10  Other Agreements................................................25
      6.11  Opinion of Investment Banker....................................25

7.    Conditions to the Obligations of CP...................................25
      7.1   Representations and Warranties True as of Closing...............25
      7.2   Performance of Covenants........................................25
      7.3   Litigation......................................................25
      7.4   No Adverse Change...............................................25
      7.5   Stockholder Approval............................................26
      7.6   Consents and Approvals..........................................26
      7.7   Registration Statement Effective................................26

      7.8   Certificates....................................................26
      7.9   Opinion of Proskauer Rose LLP...................................26
      7.10  Other Agreements................................................27
      7.11  Opinion of Investment Bankers...................................27

8.    Indemnification and Other Agreements..................................27
      8.1   Indemnification.................................................27
      8.2   Agreements of Harlan D. Peltz,  Benjamin Bassi,  William  Townsend
            and Mark Palmer.................................................28
      8.3   Tax Matters.....................................................29

9.    Termination, Amendment and Waiver.....................................29
      9.1   Termination.....................................................30
      9.2   Effect of Termination...........................................30
      9.3   Amendment; Action by CP.........................................31
      10.1  Representations and Warranties..................................31
      10.2  Enforcement of the Agreement....................................31
      10.3  Expenses........................................................31
      10.4  Validity........................................................31
      10.5  Notices.........................................................32
      10.6  Governing Law...................................................33
      10.7  Headings........................................................33
      10.8  Parties in Interest.............................................33
      10.9  Counterparts....................................................33
      10.10 Certain Definitions.............................................33
      10.11 Entire Agreement................................................35